Exhibit  5.1

                           AXELROD, SMITH & KIRSHBAUM
                   An Association of Professional Corporations
                                ATTORNEYS AT LAW
                         5300 Memorial Drive, Suite 700
                            Houston, Texas 77007-8292

                                                      Telephone  (713)  861-1996
Robert  D.  Axelrod,  P.C.                            Facsimile  (713)  552-0202

                                  March 8, 2000

Rick's  Cabaret  International,Inc
505  North  Belt,  Suite  630
Houston,  Texas,  77060

Dear  Mr.  Langan:

     As counsel for Rick's Cabaret International, Inc., a Texas corporation (the "Company"), you have requested our firm to render this opinion in connection with the registration statement of the Company on Form S-8 ("Registration Statement") under the Securities Act of 1933, as amended (the "Act"), filed with the Securities and Exchange Commission relating to the registration of the issuance of up to 642,500 shares of common stock, par value $.10 per share (the "Common Stock"), to be issued in connection with the 1999 Stock Option Plan and the 1995 Stock Option Plan (the "Plans") to the employees and the consultants who will be compensated through the Plans.

     We are familiar with the Registration Statement and the registration contemplated thereby. In giving this opinion, we have reviewed the Registration Statement and such other documents and certificates of public officials and of officers of the Company with respect to the accuracy of the factual matters contained therein as we have felt necessary or appropriate in order to render the opinions expressed herein. In making our examination, we have assumed the genuineness of all signatures, the authenticity of all documents presented to us as originals, the conformity to original documents of all documents presented to us as copies thereof, and the authenticity of the original documents from which any such copies were made, which assumptions we have not independently verified.

     Based  upon  the  foregoing,  we  are  of  the  opinion  that:

     1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas; and

     2. The shares of Common Stock to be issued are validly authorized and, when issued and delivered in accordance with the terms of the Plans, will be validly issued, fully paid and nonassessable.


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     We  consent to the filing of this opinion as an exhibit to the Registration
Statement and to the reference in the Registration Statement to Axelrod, Smith, & Kirshbaum under the heading "Exhibits-Opinion."

                              Very  truly  yours,

                              /s/  Axelrod  Smith  &  Kirshbaum


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